Exhibit 4.1

KANSAS GAS AND ELECTRIC COMPANY

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(successor to BNY Midwest Trust Company)

and

RICHARD TARNAS

(successor to Judith L. Bartolini, W. A. Spooner, Henry A. Theis, Oliver R. Brooks,

Wesley L. Baker, Edwin F. McMichael and R. Amundsen)

as Trustees under Kansas Gas and Electric Company’s

Mortgage and Deed of Trust, Dated as of April 1, 1940

FIFTY-SIXTH SUPPLEMENTAL INDENTURE

Providing, among other things, for

First Mortgage Bonds, 2.75% Series due February 18, 2015

Dated as of February 18, 2011

FIFTY-SIXTH SUPPLEMENTAL INDENTURE

INDENTURE, dated as of February 18, 2011, between Kansas Gas and Electric Company, a corporation of the State of Kansas (formerly named KCA Corporation and successor by merger to Kansas Gas and Electric Company, a corporation of the State of Kansas, hereinafter sometimes called the “Company-Kansas”), whose post office address is 100 North Broadway Street, Suite 800, Wichita, Kansas 67202 (hereinafter sometimes called the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, whose post office address is 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 (successor to BNY Midwest Trust Company (the “Corporate Trustee”)), and Richard Tarnas (successor to Judith L. Bartolini, W.A. Spooner, Henry A. Theis, Oliver R. Brooks, Wesley L. Baker, Edwin F. McMichael and R. Amundsen, and being hereinafter sometimes called the “Individual Trustee”), whose post office address is 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 (the Corporate Trustee and the Individual Trustee being hereinafter together sometimes called the “Trustees”), as Trustees under the Mortgage and Deed of Trust, dated as of April 1, 1940 (hereinafter called the “Mortgage”), which Mortgage was executed and delivered by Kansas Gas and Electric Company, a corporation of the State of West Virginia to which the Company-Kansas was successor by merger (hereinafter sometimes called the “Company-West Virginia”), to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter sometimes called the “Fifty-sixth Supplemental Indenture”) being supplemental thereto;

WHEREAS, the Company-West Virginia caused the Mortgage to be filed for record as a mortgage of real property and as a chattel mortgage in the offices of the Registers of Deeds in various counties in the State of Kansas, and on April 25, 1940 paid to the Register of Deeds of Sedgwick County, Kansas, that being the County in which the Mortgage was first filed for record, the sum of $40,000 in payment of the Kansas mortgage registration tax as provided by Section 79-3101 et seq., General Statutes of Kansas 1935; and

WHEREAS, by the Mortgage, the Company-West Virginia covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired, intended to be subject to the lien thereof; and

WHEREAS, an instrument, dated May 31, 1949, was executed by the Company-West Virginia appointing Oliver R. Brooks as Individual Trustee in succession to said Henry A. Theis, resigned, under the Mortgage, and by Oliver R. Brooks accepting the appointment as Individual Trustee under the Mortgage in succession to said Henry A. Theis, which instrument was filed for record in the offices of the Registers of Deeds in various counties in the State of Kansas; and

WHEREAS, an instrument, dated March 3, 1958, was executed by the Company-West Virginia appointing Wesley L. Baker as Individual Trustee in succession to said Oliver R. Brooks, resigned, under the Mortgage, and by Wesley L. Baker accepting the appointment as Individual Trustee under the Mortgage in succession to said Oliver R. Brooks, which instrument was filed for record in the offices of the Registers of Deeds in various counties in the State of Kansas; and

WHEREAS, an instrument, dated November 20, 1969, was executed by the Company-West Virginia appointing Edwin F. McMichael as Individual Trustee in succession to said Wesley L. Baker, resigned, under the Mortgage, and by Edwin F. McMichael accepting the appointment as Individual Trustee under the Mortgage in succession to said Wesley L. Baker, which instrument was filed for record in the offices of the Registers of Deeds in various counties in the State of Kansas; and

WHEREAS, by the Twenty-seventh Supplemental Indenture mentioned below, the Company-Kansas, among other things, appointed R. Amundsen as Individual Trustee in succession to said Edwin F. McMichael, resigned, under the Mortgage, and by R. Amundsen accepting the appointment as Individual Trustee under the Mortgage in succession to said Edwin F. McMichael; and

WHEREAS, by the Thirty-second Supplemental Indenture mentioned below, the Company-Kansas, among other things, appointed W. A. Spooner as Individual Trustee in succession to said R. Amundsen, resigned, under the Mortgage, and by W. A. Spooner accepting the appointment as Individual Trustee under the Mortgage in succession to said R. Amundsen; and

WHEREAS, by the Fortieth Supplemental Indenture mentioned below, the Company-Kansas, among other things, appointed Judith L. Bartolini as Individual Trustee in succession to said W.A. Spooner resigned, under the Mortgage, and by Judith L. Bartolini accepting the appointment as Individual Trustee under the Mortgage in succession to said W.A. Spooner; and

WHEREAS, the Company-West Virginia executed and delivered to the Trustees a First Supplemental Indenture, dated as of June 1, 1942 (which supplemental indenture is hereinafter sometimes called the “First Supplemental Indenture”); and

WHEREAS, the Company-West Virginia caused the First Supplemental Indenture to be filed for record as a mortgage of real property and as a chattel mortgage in the offices of the Registers of Deeds in various counties in the State of Kansas, but paid no mortgage registration tax in connection with the recordation of the First Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-West Virginia executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
Second Supplemental Indenture	March 1, 1948
Third Supplemental Indenture	December 1, 1949
Fourth Supplemental Indenture	June 1, 1952
Fifth Supplemental Indenture	October 1, 1953
Sixth Supplemental Indenture	March 1, 1955
Seventh Supplemental Indenture	February 1, 1956
Eighth Supplemental Indenture	January 1, 1961
Ninth Supplemental Indenture	May 1, 1966
Tenth Supplemental Indenture	March 1, 1970
Eleventh Supplemental Indenture	May 1, 1971
Twelfth Supplemental Indenture	March 1, 1972

which supplemental indentures are hereinafter sometimes called the Second through Twelfth Supplemental Indentures, respectively; and

WHEREAS, the Company-West Virginia caused the Second through Eighth Supplemental Indentures to be filed for record as a mortgage of real property and as a chattel mortgage in the offices of the Registers of Deeds in various counties in the State of Kansas, and caused the Ninth through Twelfth Supplemental Indentures to be filed for record as a mortgage of real property in the offices of the Registers of Deeds in various counties in the State of Kansas and as a chattel mortgage in the Office of the Secretary of State of Kansas, and on the following dates paid to the Register of Deeds of Sedgwick County, Kansas, that being the County in which the Second through Twelfth Supplemental Indentures were first filed for record as a mortgage of real property, the following amounts:

Date	Amount
March 30, 1948	$12,500
December 7, 1949	7,500
June 17, 1952	30,000
October 21, 1953	25,000
March 22, 1955	25,000
March 5, 1956	17,500
January 24, 1961	17,500
May 17, 1966	40,000
March 10, 1970	87,500
May 19, 1971	87,500
March 23, 1972	62,500

such amounts being in payment of the Kansas mortgage registration tax as provided by the then currently applicable sections of the statutes of the State of Kansas in effect on those dates; and

WHEREAS, the Company-West Virginia was merged into the Company-Kansas on May 31, 1973; and

WHEREAS, in order to evidence the succession of the Company-Kansas to the Company-West Virginia and the assumption by the Company-Kansas of the covenants and conditions of the Company-West Virginia in the bonds and in the Mortgage contained, and to enable the Company-Kansas to have and exercise the powers and rights of the Company-West Virginia under the Mortgage in accordance with the terms thereof, the Company-Kansas executed and delivered to the Trustees a Thirteenth Supplemental Indenture, dated as of May 31, 1973 (which supplemental indenture is hereinafter sometimes called the “Thirteenth Supplemental Indenture”); and

WHEREAS, the Company-Kansas caused the Thirteenth Supplemental Indenture to be filed for record as a mortgage of real property in the offices of the Registers of Deeds in various counties in the State of Kansas and as a chattel mortgage in the Office of the Secretary of State of Kansas, but paid no mortgage registration tax in connection with the recordation of the Thirteenth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
Fourteenth Supplemental Indenture	July 1, 1975
Fifteenth Supplemental Indenture	December 1, 1975
Sixteenth Supplemental Indenture	September 1, 1976
Seventeenth Supplemental Indenture	March 1, 1977
Eighteenth Supplemental Indenture	May 1, 1977
Nineteenth Supplemental Indenture	August 1, 1977
Twentieth Supplemental Indenture	March 15, 1978
Twenty-first Supplemental Indenture	January 1, 1979
Twenty-second Supplemental Indenture	April 1, 1980
Twenty-third Supplemental Indenture	July 1, 1980
Twenty-fourth Supplemental Indenture	August 1, 1980
Twenty-fifth Supplemental Indenture	June 1, 1981
Twenty-sixth Supplemental Indenture	December 1, 1981
Twenty-seventh Supplemental Indenture	May 1, 1982
Twenty-eighth Supplemental Indenture	March 15, 1984
Twenty-ninth Supplemental Indenture	September 1, 1984
Thirtieth Supplemental Indenture	September 1, 1984
Thirty-first Supplemental Indenture	February 1, 1985
Thirty-second Supplemental Indenture	April 15, 1986
Thirty-third Supplemental Indenture	June 1, 1991
Thirty-fourth Supplemental Indenture	March 31, 1992
Thirty-fifth Supplemental Indenture	December 17, 1992
Thirty-sixth Supplemental Indenture	August 12, 1993
Thirty-seventh Supplemental Indenture	January 15, 1994

Thirty-eighth Supplemental Indenture	March 1, 1994
Thirty-ninth Supplemental Indenture	April 15, 1994
Fortieth Supplemental Indenture	June 28, 2000
Forty-first Supplemental Indenture	June 6, 2002
Forty-second Supplemental Indenture	March 12, 2004
Forty-third Supplemental Indenture	June 1, 2004
Forty-fourth Supplemental Indenture	May 6, 2005
Forty-fifth Supplemental Indenture	March 17, 2006
Forty-sixth Supplemental Indenture	June 1, 2006
Forty-seventh Supplemental Indenture	March 16, 2007
Forty-eighth Supplemental Indenture	July 10, 2007
Forty-ninth Supplemental Indenture	October 12, 2007
Fiftieth Supplemental Indenture	February 22, 2008
Fifty-first Supplemental Indenture	May 15, 2008
Fifty-second Supplemental Indenture	August 1, 2008
Fifty-third Supplemental Indenture	October 1, 2008
Fifty-fourth Supplemental Indenture	June 11, 2009
Fifty-fifth Supplemental Indenture	October 1, 2009

which supplemental indentures are hereinafter sometimes called the Fourteenth through Fifty-fifth Supplemental Indentures, respectively; and

WHEREAS, the Company-Kansas caused the Fourteenth Supplemental Indenture to be filed for record as a mortgage of real property in the offices of the Registers of Deeds in various counties in the State of Kansas and as a chattel mortgage in the Office of the Secretary of State of Kansas; and

WHEREAS, the Company-Kansas caused the Fifteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on December 10, 1975, Film 169, page 363), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on December 10, 1975 and indexed as No. 325,911); and

WHEREAS, the Company-Kansas caused the Sixteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on September 29, 1976, Film 211, page 363), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 29, 1976 and indexed as No. 363,835); and

WHEREAS, the Company-Kansas caused the Seventeenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 16, 1977, Film 234, page 492), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on March 1, 1977 and indexed as No. 384,759); and

WHEREAS, the Company-Kansas caused the Eighteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick

County, Kansas (filed on May 26, 1977, Film 246, page 655), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on May 26, 1977 and indexed as No. 394,573); and

WHEREAS, the Company-Kansas caused the Nineteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on August 31, 1977, Film 263, page 882), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 1, 1977 and indexed as No. 406,577); and

WHEREAS, the Company-Kansas caused the Twentieth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 29, 1978, Film 297, pages 635-656), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on March 30, 1978 and indexed as No. 434,072); and

WHEREAS, the Company-Kansas caused the Twenty-first Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on January 9, 1979, Film 345, page 648), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on January 10, 1979 and indexed as No. 470,851); and

WHEREAS, the Company-Kansas caused the Twenty-second Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on April 2, 1980, Film 413, page 1,468), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on April 3, 1980 and indexed as No. 533,415); and

WHEREAS, the Company-Kansas caused the Twenty-third Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on July 1, 1980, Film 425, page 1,003), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on July 2, 1980 and indexed as No. 546,185); and

WHEREAS, the Company-Kansas caused the Twenty-fourth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on August 28, 1980, Film 435, page 266), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on August 29, 1980 and indexed as No. 554,543); and

WHEREAS, the Company-Kansas caused the Twenty-fifth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 30, 1981, Film 483, page 1,512), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on June 30, 1981 and indexed as No. 601,270); and

WHEREAS, the Company-Kansas caused the Twenty-sixth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick

County, Kansas (filed on December 30, 1981, Film 510, page 300), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on December 31, 1981 and indexed as No. 628,293); and

WHEREAS, the Company-Kansas caused the Twenty-seventh Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on May 6, 1982, Film 526, page 1,141), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on May 7, 1982 and indexed as No. 650,115); and

WHEREAS, the Company-Kansas caused the Twenty-eighth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 22, 1984, Film 645, page 1,524), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on March 23, 1984 and indexed as No. 796,449); and

WHEREAS, the Company-Kansas caused the Twenty-ninth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on September 5, 1984, Film 681, page 763), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 6, 1984 and indexed as No. 852,425); and

WHEREAS, the Company-Kansas caused the Thirtieth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on September 12, 1984, Film 682, page 1,087), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 13, 1984 and indexed as No. 854,284); and

WHEREAS, the Company-Kansas caused the Thirty-third Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 18, 1991, Film 1177, page 0876), and as a security agreement in the Office of Secretary of State of Kansas (filed on June 18, 1991 and indexed as No. 1,693,446); and

WHEREAS, the Company-Kansas caused the Fortieth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 28, 2000, Film 2062, page 0053), and as a security agreement in the Office of Secretary of State of Kansas (filed on June 28, 2000, and indexed as No. 3756913); and

WHEREAS, the Company-Kansas caused the Fifty-first Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on May 15, 2008, Film and Page 28975775), and as a security agreement in the office of Secretary of State of Kansas (filed on May 15, 2008, and indexed as No. 6489843); and

WHEREAS, the Company-Kansas caused the Fifty-fourth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick

County, Kansas (filed on June 11, 2009, Film and Page 29067265), and as a security agreement in the office of the Secretary of State of Kansas (filed on June 11, 2009, and indexed as No. 6604136); and

WHEREAS, the Company on the following dates paid to the Register of Deeds of Sedgwick County, Kansas, that being the County in which the Fourteenth through Thirtieth Supplemental Indentures, the Thirty-third Supplemental Indenture, the Fortieth Supplemental Indenture, the Fifty-first Supplemental Indenture and the Fifty-fourth Supplemental Indenture were first filed for record as a mortgage of real property, the following amounts:

Date	Amount
July 2, 1975	$100,000
December 10, 1975	48,750
September 29, 1976	62,500
March 16, 1977	62,500
May 26, 1977	25,000
August 31, 1977	6,100
March 29, 1978	62,500
January 9, 1979	36,250
April 2, 1980	67,500
July 1, 1980	37,500
August 28, 1980	63,750
June 30, 1981	75,000
December 30, 1981	62,500
May 6, 1982	100,000
March 22, 1984	93,750
September 5, 1984	75,000
September 12, 1984	50,000
June 18, 1991	334,100
June 28, 2000	1,780,539
May 15, 2008	188,864
June 11, 2009	780,000

such amounts being in payment of the Kansas mortgage registration tax as provided by the then currently applicable sections of the statutes of the State of Kansas in effect on those dates; and

WHEREAS, the Company-Kansas caused the Thirty-first Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on February 1, 1985, Film 707, page 378), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on February 4, 1985 and indexed as No. 895,468), but paid no mortgage registration tax in connection with the recordation of the Thirty-first Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Thirty-second Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on April 16, 1986, Film 791, page 1,336), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on April 17, 1986 and indexed as No. 1,048,212), but paid no mortgage registration tax in connection with the recordation of the Thirty-second Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, in order to evidence the succession of the Company to the Company-Kansas and the assumption by the Company of the covenants and conditions of the Company-Kansas in the bonds and in the Mortgage contained, and to enable the Company to have and exercise the powers and rights of the Company-Kansas under the Mortgage in accordance with the terms thereof, the Company executed and delivered to the Trustees a Thirty-fourth Supplemental Indenture, dated as of March 31, 1992 (which supplemental indenture is hereinafter sometimes called the “Thirty-fourth Supplemental Indenture”); and

WHEREAS, the Company-Kansas caused the Thirty-fourth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 31, 1992, Film 1236, page 987), and as a security agreement in the Office of Secretary of State of Kansas (filed on March 31, 1992 and indexed as No. 1,780,893), but paid no mortgage registration tax in connection with the recordation of the Thirty-fourth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Thirty-fifth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on December 16, 1992, Film 1301, page 0104), and as a security agreement in the Office of Secretary of State of Kansas (filed on December 16, 1992 and indexed as No. 1,861,886), but paid no mortgage registration tax in connection with the recordation of the Thirty-fifth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Thirty-sixth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on August 10, 1993, Film 1364, page 0515), and as a security agreement in the Office of Secretary of State of Kansas (filed on August 11, 1993 and indexed as No. 1,936,501), but paid no mortgage registration tax in connection with the recordation of the Thirty-sixth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Thirty-seventh Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on January 18, 1994, Film 1411, page 0710), and as a security agreement in the Office of Secretary of State of Kansas (filed on January 18, 1994 and indexed as No. 1,985,104), but paid no mortgage registration tax in connection with the recordation of the Thirty-seventh Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Thirty-eighth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick

County, Kansas (filed on February 28, 1994, Film 1422, page 1046), and as a security agreement in the Office of Secretary of State of Kansas (filed on February 28, 1994 and indexed as No. 1,997,743), but paid no mortgage registration tax in connection with the recordation of the Thirty-eighth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Thirty-ninth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on April 27, 1994, Film 1440, page 855), and as a security agreement in the Office of Secretary of State of Kansas (filed on April 27, 1994 and indexed as No. 1,377,915), but paid no mortgage registration tax in connection with the recordation of the Thirty-ninth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-first Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 6, 2002, Film 2460, page 1), and as a security agreement in the office of Secretary of State of Kansas (filed on June 6, 2002, and indexed as No. 5264221), but paid no mortgage registration tax in connection with the recordation of the Forty-first Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-second Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 12, 2004, Film 2854, page 8731), and as a security agreement in the office of Secretary of State of Kansas (filed on March 12, 2004, and indexed as No. 5760673), but paid no mortgage registration tax in connection with the recordation of the Forty-second Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-third Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 10, 2004, Film and Page 28578510), and as a security agreement in the office of Secretary of State of Kansas (filed on June 10, 2004, and indexed as No. 5820311), but paid no mortgage registration tax in connection with the recordation of the Forty-third Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-fourth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on May 6, 2005, Film and Page 28671438), and as a security agreement in the office of Secretary of State of Kansas (filed on May 6, 2005, and indexed as No. 5981824), but paid no mortgage registration tax in connection with the recordation of the Forty-fourth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-fifth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 17, 2006, Film and Page 28764552), and as a security agreement in the office of Secretary of State of Kansas (filed on March 17, 2006, and indexed as No. 6122576), but paid no mortgage registration tax in connection with the recordation of the Forty-fifth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-sixth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 1, 2006, Film and Page 28785638, and as a security agreement in the office of Secretary of State of Kansas (filed on June 1, 2006, and indexed as No. 6168504), but paid no mortgage registration tax in connection with the recordation of the Forty-sixth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-seventh Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 16, 2007, Film and Page 28865277), and as a security agreement in the office of Secretary of State of Kansas (filed on March 16, 2007, and indexed as No. 6326219), but paid no mortgage registration tax in connection with the recordation of the Forty-seventh Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-eighth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on July 13, 2007, Film and Page 28899558), and as a security agreement in the office of Secretary of State of Kansas (filed on July 13, 2007, and indexed as No. 6385835), but paid no mortgage registration tax in connection with the recordation of the Forty-eighth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-ninth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on October 12, 2007, Film and Page 28923805), and as a security agreement in the office of Secretary of State of Kansas (filed on October 12, 2007, and indexed as No. 6417307), but paid no mortgage registration tax in connection with the recordation of the Forty-ninth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Fiftieth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on February 22, 2008, Film and Page 28953801), and as a security agreement in the office of Secretary of State of Kansas (filed on February 25, 2008, and indexed as No. 6458236), but paid no mortgage registration tax in connection with the recordation of the Fiftieth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Fifty-second Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on August 26, 2008, Film and Page 29002339), and as a security agreement in the office of Secretary of State of Kansas (filed on August 26, 2008, and indexed as No. 6521686, and refiled on October 2, 2008, and indexed as No. 6533509), but paid no mortgage registration tax in connection with the recordation of the Fifty-second Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Fifty-third Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on October 10, 2008, Film and Page 29013036), and as a security agreement in the office of Secretary of State of Kansas (filed on October 10, 2008, and indexed as No. 6535637), but paid no mortgage registration tax in connection with the recordation of the Fifty-third Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Fifty-fifth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on October 15, 2009, Film and Page 29097415), and as a security agreement in the office of Secretary of State of Kansas (filed on October 15, 2009, and indexed as No. 6638837), but paid no mortgage registration tax in connection with the recordation of the Fifty-fifth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-West Virginia, the Company-Kansas or the Company has from time to time caused to be filed in the respective offices of the above-mentioned Registers of Deeds and Secretary of State affidavits executed by the Trustees under the Mortgage, preserving and continuing the lien thereof either as a chattel mortgage in accordance with the provisions of K.S.A. 58-303 (Section 58-303 of the General Statutes of Kansas 1935) or as a security agreement under the provisions of K.S.A. 84-9-401 et seq.; and

WHEREAS, in addition to the aforesaid filings for record in the respective offices of the above-mentioned Registers of Deeds, the Company-West Virginia, the Company-Kansas or the Company has filed copies of the Mortgage and the First through Fifty-fifth Supplemental Indentures, certified as true by it, with the Secretary of State of Kansas; and

WHEREAS, the Company-West Virginia, the Company-Kansas or the Company has heretofore issued, in accordance with the provisions of the Mortgage, as heretofore supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3 3/8% Series due 1970	$16,000,000	None
3 1/8% Series due 1978	5,000,000	None
2 3/4% Series due 1979	3,000,000	None
3 3/8% Series due 1982	12,000,000	None

Series	Principal Amount Issued	Principal Amount Outstanding
3 5/8% Series due 1983	10,000,000	None
3 3/8% Series due 1985	10,000,000	None
3 3/8% Series due 1986	7,000,000	None
4 5/8% Series due 1991	7,000,000	None
5 5/8% Series due 1996	16,000,000	None
8 1/2% Series due 2000	35,000,000	None
8 1/8% Series due 2001	35,000,000	None
7 3/8% Series due 2002	25,000,000	None
9 5/8% Series due 2005	40,000,000	None
6% Series due 1985	7,000,000	None
7 3/4% Series due 2005	12,500,000	None
8 3/8% Series due 2006	25,000,000	None
8 1/2% Series due 2007	25,000,000	None
6% Series due 2007	10,000,000	None
5 7/8% Series due 2007	21,940,000	None
8 7/8% Series due 2008	30,000,000	None
6.80% Series due 2004	14,500,000	None
16 1/4% Series due 1987	30,000,000	None
6 1/2% Series due 1983	15,000,000	None
7 1/4% Series due 1983	25,500,000	None
14 7/8% Series due 1987—1991	30,000,000	None
16% Series due 1996	25,000,000	None
15 3/4% Series due 1989	40,000,000	None
13 1/2% Series due 1989	100,000,000	None
14.05% Series due 1991	30,000,000	None
14 1/8% Series due 1991	20,000,000	None
10 7/8% Series due 1987	30,000,000	None
9 3/4% Series due 2016	50,000,000	None
7.00% Series A due 2031	18,900,000	None
7.00% Series B due 2031	308,600,000	None
7.60% Series due 2003	135,000,000	None
6 1/2% Series due 2005	65,000,000	None
6.20% Series due 2006	100,000,000	None
5.10% Series due 2023	13,982,500	13,342,500
7 1/2% Series A due 2032	14,500,000	14,500,000
7 1/2% Series B due 2027	21,940,000	21,940,000
7 1/2% Series C due 2032	10,000,000	10,000,000
9 1/2% Series due 2003	702,200,000	None
8% Series due 2005	735,000,000	None
3 1/2% Series due 2007	300,000,000	None
5.30% Series due 2031	18,900,000	18,900,000
5.30% Series A due 2031	108,600,000	108,600,000
2.65% Series B due 2031	100,000,000	None

Series	Principal Amount Issued	Principal Amount Outstanding
Variable Rate Series C due 2031	100,000,000	None
4.60% Series due 2010	350,000,000	None
5.57% Series due 2011	500,000,000	None
4.85% Series 2004B-1 due 2031	50,000,000	50,000,000
Burlington Series 2004B-2 due 2031	50,000,000	None
5.57% Series due 2012	500,000,000	None
6.53% Series due 2037	175,000,000	175,000,000
5.57% Series due 2012	750,000,000	750,000,000
6.15% Series A due 2023	50,000,000	50,000,000
6.64% Series B due 2023	100,000,000	100,000,000
Burlington Series 2008 due 2031	50,000,000	50,000,000
Burlington Series 2008A due 2031	50,000,000	50,000,000
6.70% Series due 2019	300,000,000	300,000,000
Burlington Series 2009 due 2031	50,000,000	50,000,000

hereinafter sometimes called Bonds of the First through Sixty-first Series; and

WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to the coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

WHEREAS, the Company now desires to create a new series of bonds; and

WHEREAS, the execution and delivery by the Company of this Fifty-sixth Supplemental Indenture, and the terms of the Bonds of the Sixty-second Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That Kansas Gas and Electric Company, in consideration of the premises and of One Dollar ($1) to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Bank of New York Mellon Trust Company, N.A. and to Richard Tarnas, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the First through the Fifty-fifth Supplemental Indentures (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Fifty-sixth Supplemental Indenture) all lands, flowage rights, water rights, flumes, raceways, dams, rights of way and roads; all steam and power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, steam heat and hot water plants, lines, service and supply systems, bridges, culverts, tracks, rolling stock, ice or refrigeration plants and equipment, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric and gas machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and chooses in action; all municipal and other franchises; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose, including poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted), all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

TOGETHER WITH all and singular the tenements, hereditarnents and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), shall be as fully embraced within the lien hereof and the lien of the Mortgage, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Fifty-sixth Supplemental Indenture and from the lien and operation of the Mortgage, viz.: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; vehicles and automobiles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; and (4) electric energy, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage and this Fifty-sixth Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Mortgage by reason of the occurrence of a Default as defined in said Article XII.

THERE is expressly excepted from the lien of the Mortgage and from the lien hereof all property of the Company located in the State of Missouri now owned or hereafter acquired unless such property in the State of Missouri shall be subjected to the lien of the Mortgage by an indenture or indentures supplemental thereto, pursuant to authorization by the Board of Directors of the Company.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees, their successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Fifty-sixth Supplemental Indenture being supplemental thereto.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustees by the Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage, as follows:

ARTICLE I

2015 SERIES OF BONDS

SECTION 1. There shall be a series of bonds designated “2.75% Series due 2015” (herein sometimes referred to as the “Bonds of the 2015 Series”), each of which shall also bear the descriptive title, First Mortgage Bond, and the form thereof, which is established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Article I specified. Bonds of the 2015 Series shall be limited to $270,000,000 in aggregate principal amount, except as provided in Section 16 of the Mortgage, shall mature on February 18, 2015, and shall be issued as fully registered bonds in denominations of Five Thousand Dollars and in any multiple or multiples of Five Thousand Dollars. Bonds of the 2015 Series shall bear interest at the rate of 2.75% per annum payable (subject to the second paragraph of Section 4) on the interest payment dates for the Loans (as defined below). Every Bond of the 2015 Series shall bear interest from each interest payment date for the Loans next preceding the date thereof, unless no interest has been paid on the Bond in which case from February 18, 2011. The principal of and interest on Bonds of the 2015 Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

SECTION 2. Bonds of the 2015 Series shall be dated as in Section 10 of the Mortgage provided.

SECTION 3. Bonds of the 2015 Series are redeemable prior to maturity only upon demand therefor by the Collateral Agent. To effect the redemption of Bonds of the 2015 Series, the Collateral Agent shall deliver to the Trustee (and deliver a copy thereof to the Company) a written demand (hereinafter referred to as a “Redemption Demand”) for the redemption of Bonds of the 2015 Series, signed by an authorized officer and dated the date of its delivery to the Corporate Trustee, stating (i) that an Event of Default (as defined in the Collateral Agreement and as defined in the Credit Agreement referred to below) has occurred and is continuing, (ii) that there are not sufficient available funds held by the Collateral Agent pursuant to the Collateral Agreement to make all payments required as a result of such Event of Default, (iii) the amount of funds, in addition to available funds held by the Collateral Agent pursuant to the Collateral Agreement, required to make such payments, and (iv) the principal amount of Bonds of the 2015 Series the Collateral Agent demands to have redeemed and the redemption date therefor which date should be at least thirty-one (31) days after the date of such Redemption Demand (provided, such principal amount shall not exceed the amount of funds specified pursuant to the foregoing clause (iii)). The Trustee may conclusively presume the statements contained in the Redemption Demand to be correct. Redemption of Bonds of the 2015 Series shall in all cases be at a price equal to the principal amount of the Bonds to be redeemed together with accrued interest to the redemption date, and such amount shall become and be due and payable on the redemption date.

The Company hereby covenants that if a Redemption Demand shall be delivered to the Corporate Trustee, the Company will deposit, on or before the redemption date, with the Corporate Trustee, in accordance with Article X of the Mortgage, an amount in cash sufficient to redeem the Bonds of the 2015 Series so called for redemption.

SECTION 4. All Bonds of the 2015 Series shall be issued and pledged by the Company to the Collateral Agent pursuant to a Collateral and Guarantee Agreement dated as of February 18, 2011 among the Company, Westar Energy, Inc. (“WEI”) and Wells Fargo Bank, N.A. (in such capacity, the “Collateral Agent”) (the “Collateral Agreement”) to secure the payment of the principal of, and up to 2.75% per annum of the interest on any of the loans issued pursuant to the $270,000,000 Credit Agreement, dated as of February 18, 2011, among WEI, Wells Fargo Bank, N.A., as administrative agent, the other agents party thereto, and the lenders party thereto (the “Credit Agreement” and the loans thereunder are referred to collectively as the “Loans”).

The obligation of the Company to make payments with respect to the principal of and interest on Bonds of the 2015 Series (including without limitation upon maturity thereof) shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of and interest on the Loans shall have been fully or partially paid, or there shall be held by the Collateral Agent pursuant to the Collateral Agreement sufficient available funds to fully or partially pay the then due principal of and interest on the Loans. Notwithstanding any other provisions of this Supplemental Indenture or the Mortgage, interest on the Bonds of the 2015 Series shall be deemed fully or partially satisfied and discharged as provided herein even if the interest rate on Bonds of the 2015 Series may be higher or lower than the interest rate on any of the Loans at the time interest on any such Loans is paid. The Corporate Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and interest on Bonds of the 2015 Series shall have been fully satisfied and discharged unless and until the Corporate Trustee shall have received a written notice from the Collateral Agent, signed by an authorized officer, stating (i) that timely payment of the principal of or interest on the Loans required to be made by the Company has not been made, (ii) that there are not sufficient available funds held by the Collateral Agent pursuant to the Collateral Agreement to make such payment and (iii) the amount of funds, in addition to available funds held by the Collateral Agent pursuant to the Collateral Agreement, required to make such payment.

SECTION 5. At the option of the registered owner, any Bonds of the 2015 Series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations. The Bonds of the 2015 Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage with respect thereto.

SECTION 6. Bonds of the 2015 Series shall be transferable upon the surrender thereof, for cancellation together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, City of New York.

SECTION 7. The Company may deliver to the Trustee in substitution for any Bonds of the 2015 Series, mortgage bonds or other similar instruments of the Company or any successor entity, whether by merger, combination or acquisition of all or substantially all of the assets of the Company, or otherwise, issued under a mortgage and deed of trust or similar instrument of the Company or any successor entity in like principal amount of like term and bearing the same rate of interest as the Bonds of the 2015 Series.

ARTICLE II

AMENDMENTS TO THE MORTGAGE AND RESERVATION OF RIGHTS

SECTION 1. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 2015 Series, or of any subsequent series of bonds, to clarify the ability of the Company to issue variable rate bonds under the Mortgage, notwithstanding any provision of the Mortgage to the contrary. The Company may make such other amendments to the Mortgage as may be necessary or desirable in the opinion of the Company to effect the foregoing.

SECTION 2. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 2015 Series, or of any subsequent series of bonds, to amend the Mortgage to eliminate the requirements for the provision by the Company of a Net Earning Certificate by deleting Section 27, Section 28(6) and Section 30(3) and deleting the following language from the end of Section 26: “and, in case the bonds are to be authenticated and delivered under the provisions of the next preceding paragraph of this Section by reason of an increase in the aggregate principal amount of bonds authenticated and delivered under this Indenture having increased the aggregate principal amount of bonds which may be authenticated and delivered within the limitations prescribed by this Section, a Net Earning Certificate showing the Net Earnings of the Company to be as required by Section 27 hereof.” The Company may make such other amendments to the Mortgage as may be necessary or desirable in the opinion of the Company to effect the foregoing.

SECTION 3. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 2015 Series, or of any subsequent series of bonds, to amend the Mortgage as may be necessary in order to permit the Company to deliver to the Trustee in substitution for any bonds issued under the Mortgage, mortgage bonds or other similar instruments of the Company or any successor entity, whether by merger, combination or acquisition of all or substantially all of the assets of the Company, or otherwise, issued under a mortgage and deed of trust or similar instrument of the Company or any successor entity in like principal amount of like term and bearing the same rate of interest as the original bonds.

SECTION 4. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 2015 Series, or of any subsequent series of bonds, to amend the Mortgage to add the following new section:

“This Indenture shall be deemed to be a contract made under the laws of the State of Kansas and for all purposes shall be construed in accordance with the laws of the State of Kansas, without regard to conflicts of laws principles thereof.”

SECTION 5. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 2015 Series, or of any subsequent series of bonds, to amend the Mortgage to:

(I) Eliminate maintenance and improvement fund requirements;

(II) Simplify the provisions for release of obsolete property, de minimis property releases and substitution of property and unfunded property;

(III) Permit additional terms of bonds or forms of bond in supplemental indentures, including terms for uncertificated and global securities and medium-term notes;

(IV) Make any changes necessary to conform the Mortgage with the requirements of the Trust Indenture Act;

(V) Add defeasance provisions providing for covenant and legal defeasance options;

(VI) Permitting the Company to remove the trustee in certain circumstances;

(VII) Providing for direction to the trustee under the Mortgage to vote pledged prior lien bonds for specified amendments to the prior lien mortgage;

(VIII) Providing broader investment directions to the trustee or permitting the Company to direct investment of money held by the trustee, so long as there is no event of default under the Mortgage;

(IX) Amending the definition of “Excepted Property” to exclude property which generally cannot be mortgaged without undue administrative burden (i.e., automobiles), but allowing the Company to subject Excepted Property to the Mortgage;

(X) Amending the definition of “Bondable Property” to allow all mortgaged property to be bondable;

(XI) Updating the definition of “Permitted Liens”;

(XII) Eliminate the requirement to have an individual trustee under the Mortgage; and

(XIII) Replace the phase “two and one-half (2 1/2)” in Section 27 of the Mortgage with “two (2).”

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 1. All Bonds of the 2015 Series acquired by the Company shall forthwith be delivered to the Corporate Trustee for cancellation.

SECTION 2. Subject to the amendments provided for in this Fifty-sixth Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Fifty-sixth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

SECTION 3. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions set forth herein and in the Mortgage, as heretofore amended and supplemented, and upon the following terms and conditions:

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVI of the Mortgage, as heretofore amended and supplemented, shall apply to and form part of this Fifty-sixth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fifty-sixth Supplemental Indenture.

SECTION 4. Subject to the provisions of Article XV and Article XVI of the Mortgage, as heretofore amended and supplemented, whenever in this Fifty-sixth Supplemental Indenture any of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Fifty-sixth Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

SECTION 5. Nothing in this Fifty-sixth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Fifty-sixth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Fifty-sixth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

SECTION 6. This Fifty-sixth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, Kansas Gas and Electric Company has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by Anthony D. Somma, Assistant Treasurer, and its corporate seal to be attested by Larry D. Irick, its Secretary for and on its behalf, The Bank of New York MellonTrust Company, N.A. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its duly authorized officers and its corporate seal to be attested by one of its Assistant Secretaries for and on its behalf, and Richard Tarnas has hereunto set his hand and all as of the day and year first above written.

KANSAS GAS AND ELECTRIC COMPANY

By:	/s/ Anthony D. Somma
Anthony D. Somma
Assistant Treasurer

Attest:

/s/ Larry D. Irick	(corporate seal)
Larry D. Irick
Secretary

Executed, sealed and delivered by KANSAS GAS AND ELECTRIC COMPANY, in the presence of:

/s/ Patti Beasley

/s/ Angie N. Woodall

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:	/s/ Sharon McGrath

Attest:	(corporate seal)

/s/ Lawrence M. Kusch

/s/ Richard Tarnas
Richard Tarnas, as Individual Trustee

Executed, sealed and delivered by

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

and RICHARD TARNAS, in the presence of:

/s/ Brenda Cosey

/s/ Ted Mosterd

STATE OF KANSAS	)
: ss.:
COUNTY OF SEDGWICK	)

BE IT REMEMBERED, that on this 18th day of February, 2011, before me, the undersigned, a Notary Public within and for the County and State aforesaid, came Anthony D. Somma, the Assistant Treasurer of Kansas Gas and Electric Company, a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed, as such officer, the within instrument of writing, and such person duly acknowledged the execution of the same to be the act and deed of said corporation and that said instrument of writing was so executed by order of the Board of Directors of said corporation.

On this 18th day of February, 2011, before me appeared Larry D. Irick, to me personally known, who being by me duly sworn did say that he is the Secretary of Kansas Gas and Electric Company, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Larry D. Irick acknowledged said instrument to be the free act and deed of said corporation.

On the 18th day of February in the year 2011, before me personally appeared Anthony D. Somma to me known, who, being by me duly sworn, did depose and say that he is the Vice President and Treasurer of Kansas Gas and Electric Company; that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Anthony D. Somma acknowledged said instrument to be the free act and of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year above written.

/s/ Jean Macfee

(notary seal)

NOTARY PUBLIC — STATE OF KANSAS MY APPOINTMENT EXPIRES 2/12/14

STATE OF ILLINOIS	)
: ss.:
COUNTY OF COOK	)

BE IT REMEMBERED, that on this 15th day of February, 2011, before me, the undersigned, a Notary Public within and for the County and State aforesaid, came                     , a                      of The Bank of New York Mellon Trust Company, N.A., as trustee, a national banking association, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed, as such officer, the within instrument of writing, and such person duly acknowledged the execution of the same to be the act and deed of said corporation and that said instrument of writing was so executed by authority of the Board of Directors of said corporation.

On this 15th day of February, 2011, before me appeared                     , to me personally known, who being by me duly sworn did say that she is an                      of The Bank of New York Mellon Trust Company, N.A., and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said                      acknowledged said instrument to be the free act and deed of said corporation.

On the 15th day of February in the year 2011, before me personally came                     , to me known, who, being by me duly sworn, did depose and say that he resides at                     , Illinois, that he is a                      of The Bank of New York Mellon Trust Company, N.A., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year above written.

/s/ Julie Meadors
NOTARY PUBLIC, STATE OF ILLINOIS NO.

QUALIFIED IN COOK COUNTY COMMISSION EXPIRES 1-7-12

(notary seal)

STATE OF ILLINOIS	)
: ss.:
COUNTY OF COOK	)

On this 15th day of February in the year 2011, before me, the undersigned, a Notary Public in and for the State of Illinois, in the County of Cook, personally appeared and came Richard Tarnas, as Individual Trustee, to me known and known to me to be the person described in and who executed the within and foregoing instrument and whose name is subscribed thereto and acknowledged to me that he executed the same.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.

/s/ Julie Meadors
NOTARY PUBLIC, STATE OF ILLINOIS NO.

QUALIFIED IN COOK COUNTY COMMISSION EXPIRES

(notary seal)